TERMINATION AGREEMENT

This Termination Agreement (“Termination Agreement”) is made and entered into to be effective as of July 20, 2007, by and between Quest Group International, Inc.(hereinafter “Quest”), and Bateman Dynasty, LC (hereinafter “Bateman”). Quest and Bateman are hereinafter referred to as the “Parties.”

RECITALS

The Parties entered into a Revolving Loan and Security Agreement, dated September 1, 2001 (the “Loan Agreement”);

The Parties entered into an amendment to the Loan Agreement on February 1, 2002, which, together with the Loan Agreement, is hereinafter referred to as the “Bateman Agreements;” and

The Parties desire to terminate the Bateman Agreements and cancel all promissory notes issued in connection with the Bateman Agreements (the “Notes”) in consideration for the payment described herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein the Parties covenant and agree as follows:

1. Concurrent with the execution and delivery of this Termination Agreement, Quest agrees to pay Bateman the sum of ONE HUNDRED EIGHTY-FOUR THOUSAND SIX HUNDRED THIRTY-ONE DOLLARS ($184,631) (the “Termination Payment”), which shall be payment in full of all principal amounts, all accrued and unpaid interest, all “Override Bonus” as that term is defined in the Loan Agreement, liquidated damages and other amounts which are due under the Bateman Agreements and the Notes.

2. Quest is delivering the Notes to Bateman for cancellation, and hereby irrevocably instructs Quest to cancel as “paid in full” the Notes immediately upon receipt. Bateman agrees to cancel such Notes upon receipt, in consideration of the Termination Payment, pursuant to Section 1 hereof. Quest and Bateman hereby agree that the cancellation of the Notes shall for all purposes be deemed to be effective immediately.

3. Upon receipt of the Termination Payment the Parties agree that the Bateman Agreements shall be terminated immediately without any further action on the part of the Parties.

4. Bateman and each of its officers, directors, members, employees, agents and attorneys; its predecessors, successors, assignors and assignees; its affiliates; and all persons and entities acting by, through, under, or in concert with them or any of them (collectively, the “Bateman Releasors”) do hereby release and forever discharge Quest and its affiliates and their respective officers, directors, employees, shareholders, agents and attorneys; their respective predecessors, successors, assignors and assignees; and all persons and entities acting by, through, under, or in concert with them or any of them (collectively, the “Quest Releasees”), of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liabilities, claims, demands, damages, losses, costs or expenses, of any nature whatsoever, whether known or unknown, fixed or contingent, which the Bateman Releasors now or may hereafter have against the Quest Releasees, or any of them, by reason of any matter, cause or thing whatsoever from the beginning of time to the date hereof which is based upon, arises out of, or relates to the Bateman Agreements.

5. This Agreement constitutes the sole understanding of the parties with respect to the subject matter hereof. No amendment, modification, or alteration of the terms or provisions of this Agreement shall be binding unless the same shall be in writing and duly executed by the parties hereto.

6. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.

7. Neither party shall be obligated to reimburse the other for any costs or expenses incurred by the other party in connection with this Agreement and/or the transactions contemplated hereby, including fees and expenses of financial consultants, accounts, and counsel.

8. This Agreement shall be construed in accordance with and governed by the laws of the State of Utah without giving effect to the principles of conflicts of law thereof.

9. If either Party brings an action or proceeding to enforce the terms of this Termination Agreement, the prevailing party in any such proceeding, action or appeal, shall be entitled to the prevailing party’s reasonable and actual out-of-pocket attorney’s fees and costs, whether awarded in the same suit or recovered in a separate suit.

IN WITNESS WHEREOF, intending to be legally bound, the Parties have hereto set there hands to be effective as of the date first written above.

Quest Group International, Inc. By: /s/ Kurt Brendlinger Its: Chairman & Chief Financial Officer	Bateman Dynasty, LC By: /s/ Lynn Bateman Its: Manager